EXHIBIT 10.3

                             AMENDMENT NO. 1 TO THE
                         NON-STATUTORY STOCK OPTION PLAN

     The Board of Directors of THE NEW MILFORD BANK & TRUST COMPANY (the "Bank") has, by resolution of the Board of Directors of the Bank, authorized the following amendment to THE NON-STATUTORY STOCK OPTION PLAN OF THE NEW MILFORD BANK & TRUST COMPANY, which amendment shall be effective as of the 25th day of November, 1997.

                                    PREAMBLE:

     A Non-Statutory Stock Option Plan (the "Plan"), was adopted by resolution of the Board of Directors of the Bank and became effective in 1988.

     NMBT CORP (the "Company) was formed in 1997 and as of the date hereof has become the sole shareholder of all outstanding shares of stock in the Bank.

     The owners of shares and other securities in the Bank, as of the date hereof, have received through 1:1 exchange, shares and other securities in the Company in return for a like number of shares and other securities that they held in the Bank.

     The Bank and the Company desire that the Plan be amended to allow the Company to assume certain obligations of the Bank under the Plan.

     NOW, THEREFORE, the Plan is amended as follows:

1. Section B. 10 of the Plan shall be deleted in its entirety and the following shall be inserted in lieu thereof:

     "Stock" shall mean the Common Stock of NMBT CORP, a Delaware corporation, par value $0.01 per share.